Exhibit 4.6
                                     OPTION AGREEMENT

          AGREEMENT made and entered into this 28th day of June, 2000, by and between DSI Datotech Systems, Inc., a Vancouver corporation, having its principal offices at 525 Seymour Street, Suite 712, Vancouver BC, Canada V6B 3H7 ("Datotech") and NetFace, LLC, a Connecticut corporation, having its principal offices at 16 Old Mill Road, Greenwich, Connecticut 06830--3345 ("NetFace").




                                               W I T N E S S E T H:
                                               -------------------


          WHEREAS Datotech represents that it is the developer and the owner of the right title and interest in and to the Technology and Existing Proprietary Property as hereinafter defined; and

          WHEREAS NetFace desires Datotech to disclose the details of the Technology to NetFace to permit NetFace to evaluate the Technology and to determine whether NetFace will exercise the Option granted to NetFace hereunder and enter into an exclusive License Agreement (in the form attached hereto and made apart hereof as Exhibit A) with Datotech for the Technology, all know-how related to the Technology and the Existing Proprietary Property;

          WHEREAS, Datotech wishes to grant NetFace the sole and exclusive Option to acquire the exclusive licensing rights for the exploitation of the developed Technology for Licensed Items within the Territory through the License Agreement;

          NOW THEREFORE, in consideration of the provisions contained herein, and of the payment of the Option Price, the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:


                                                     ARTICLE 1

                                                    Definitions

          The following terms used in this Option Agreement shall have the meanings set forth below:

           (a) "Agreement" shall mean this Option Agreement, entered into on the date first above written.

           (b) "Existing Proprietary Property" shall mean all intellectual property rights in the Technology, including without limitation, (i) any and all patent applications filed worldwide based upon the Technology, including any and all continuations, divisions and continuations-in-part thereof, and all patents, inventor's certificates, utility models and the like issuing therefrom worldwide, including any and all re-examinations, reissues, renewals and extensions thereof, (ii) any copyrightable or copyrighted works based upon the Technology, including computer software and computer programs, (iii) any confidential or proprietary know-how and information regarding the Technology,
(iv) any trademarks and trade names associated with the Technology, whether or not registered, and (v) all fixed representations, hardware, hard copies, computer--readable media and other tangible implementation of the Technology (collectively, the "Proprietary Property"), patent rights, copyrights, trademarks and trade secret rights. "Existing Proprietary Property" shall also include patent rights in the Technology that are pending as of the date hereof.

           (c) "License Agreement" shall mean the License Agreement attached hereto and made apart hereof as Exhibit A that may be executed by the parties hereto upon the exercise by NetFace of the Option granted to NetFace hereunder.

           (d) "Licensed Items" shall mean the interfaces for personal computer games, console games and Internet television, in which the Technology may be utilized pursuant to the execution by the parties herein of the License Agreement.

           (e) "Option" shall mean the sole and exclusive Option of NetFace to acquire, for the Option Price, the exclusive licensing rights for the exploitation of the Technology within the Territory through a license agreement.

           (f) "Option Period" shall mean the period commencing on the date hereof and ending eighteen months from the date when a prototype reasonably acceptable to NetFace is made available by Datotech to NetFace.

          (g) "Option Price" shall mean the amount of $200,000 US Dollars fully creditable towards any amount which may be owed to Datotech pursuant to the execution of the License Agreement.

          (h) "Prototype" shall mean a device using Datotech Technology that will demonstrate multi-touch capability as it is applied to playing video games and operating Internet TV, utilizing a PC system for such a demonstration. Datotech commits to use its best efforts to make this prototype available at no charge to NetFace, on a top priority basis, within less than six months from signing and delivery of this Agreement.

          (i) "Technology" shall mean Datotech's proprietary gesture recognition technology ("GRT") system comprising multiple-touch sensors and related hardware, gesture recognition algorithms and software, and user interface designs for mapping gestures to control electronic devices, as well as alterations, improvements, modifications and derivatives to the Technology described herein, as well as all related software, documentation and other materials, embodying GRT theretofore or hereafter created or developed by Datotech.

          (j) "Territory" shall mean al major markets worldwide.

          (k) "Third-Party Licenses" shall mean sub-licenses granted by NetFace to third parties pursuant to the license and rights granted to NetFace by Datotech in accordance with the License Agreement. "Third-Party Licensees" shall mean those parties to whom Third-Party Licenses are granted in accordance with the License Agreement.

                                                     ARTICLE 2
                                               Datotech Obligations
          2.1 Research and Development. Datotech shall conduct research and development of the Technology with the ultimate goal of developing the
Technology  and  Existing  Proprietary  Property  for  the  Licensed  Items  and
otherwise maximize the commercial value of the Technology and Existing Proprietary Property for the Licensed Items.

          2.2 Disclosure of Improvements. From time to time throughout the duration of this Option, Datotech shall disclose any and all improvements to the Technology for Licensed Items to NetFace so as to keep NetFace as current as is practicable regarding the Technology. Datotech shall also disclose any and all improvements to the Technology for Licensed Items to prospective Third-Party Licensees as well as participate in meetings and presentations with prospective Third-Party Licensees to demonstrate the feasibility of integrating the Technology into the Licensed Items. Datotech shall cooperate with NetFace and prospective Third-Party Licensees by providing, at no cost, all required disclosures and assistance in order to demonstrate the feasibility of integrating the Technology into the Licensed Items, including but not limited to, hardware and software for demonstrations and simulations. Such disclosures shall be in a form and manner to be agreed upon by the parties on &case-by-case basis. Datotech and NetFace shall each bear their own expenses resulting from such meetings, presentations or any disclosures required pursuant to this
Section 2.2.

     2.3 Maintenance of Existing Proprietary Property. During the term of -------------------------------------------- this Agreement Datotech shall utilize its best efforts to maintain all Existing Proprietary Property in valid force and effect.

                                                     ARTICLE 3

                                                NetFace Obligations

     3.1 No Obligation to Exercise Option. NetFace has a genuine interest -------------------------------- in commercializing the Technology but shall not be obligated to exercise the Option granted hereunder and may refuse to execute the License Agreement.

          3.2 Confidentiality. NetFace shall have an affirmative duty of confidentiality regarding all confidential information provided to it by Datotech hereunder. Such obligation shall survive the termination of this Agreement and the License Agreement for a period of two (2) years. Moreover, NetFace acknowledges and agrees that, because of the nature of the property rights involved under this Agreement and the License Agreement, any breach of NetFace's obligations under this Section 3.2 shall cause immediate, irreparable injury to Datotech; therefore, NetFace agrees and acknowledges that Datotech shall be entitled, in addition to its other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized disclosure is made or appears to be imminent.

                                                     ARTICLE 4

                                                  Grant of option

          4.1 NetFace Option. Datotech hereby grants NetFace the sole and exclusive Option, for the Option Period to acquire the exclusive rights to exploit the Technology, the Existing Proprietary Property, and any proprietary property related to the Technology conceived pursuant to this Agreement within the Territory for Licensed Items through an exclusive license agreement in the form attached hereto as Exhibit A.

                                                     ARTICLE 5
                                             Consideration for Option

           5.1 Consideration. In consideration of the option granted to NetFace hereunder, NetFace shall pay Datotech the amount of $200,000 US Dollars, which shall be fully creditable towards any amounts due Datotech under the License Agreement. Said $200,000 US Dollars shall be due and payable as follows:
$100,000 US Dollars upon execution and delivery of this Option Agreement and $100,000 US Dollars upon delivery of a reasonably acceptable Prototype to NetFace. Upon the exercise by NetFace of the Option granted hereunder and the signing of the License Agreement, NetFace shall pay Datotech the amount of $5 Million US Dollars less the above amount of $200,000 US Dollars paid to Datotech within the terms of this Agreement, in addition to the granting by NetFace to Datotech a twenty percent (20%) Class B Membership Interest in NetFace; said 20%interest may be diluted only after a) an IPO for Netface has been successfully concluded or b) a period of three years has elapsed following the date of execution of the Licensing Agreement, which ever occurs first. Datotech shall acquire such Membership Interest by signing a copy of the NetFace Operating Agreement at the time of execution of the Licensing Agreement, thereby agreeing to be bound by its provisions.

                                                     ARTICLE 6

                                               Term and termination


     6.1 Term. The term of this Agreement shall be for the duration of the ----

Option Period unless otherwise terminated as provided herein.

          6.2 Termination. Any exercise of the right of termination hereunder shall not impose any liability upon the terminating party nor waive any other rights that the terminating party has or may have. This Agreement may be terminated, in whole or in part, at the option of the party having such right as below provided, by written notice upon the occurrence of any of the following events:

                   (a) by either party in the event the other party is adjudicated bankrupt, or if a receiver or trustee is appointed for such party or for a substantial portion of its assets, or if any assignment is made for the benefit of creditors;

                   (b) by Datotech in the event NetFace elects not to exercise the option granted hereunder and not to proceed with negotiations for the execution of the License Agreement.


                                                     ARTICLE 7

                                                   Miscellaneous

           7.1     No Third Party Beneficiaries. There shall be no third party
                   ----------------------------
beneficiaries to this Agreement.

           7.2 Assignability. This Agreement shall not be assignable by either party in whole or in part except upon the written and signed consent of the other party which shall not be unreasonably withheld.

           7.3 Binding Effect. Subject to the restrictions on assignability contained herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective authorized successors and assigns.

     7.4 Governing Law. This Agreement shall be governed by and construed ------------- in accordance with the laws of British Columbia, Canada.

           7.5     Notices. All notices, requests or consents provided for or
                   -------
permitted under this Agreement must be in writing and must be given either by mail addressed to the recipient, postage paid, registered or certified mail return receipt requested, or by delivering the writing to the recipient in person, by courier or by facsimile transmission. Such a writing so delivered shall be effective upon receipt.

           7.6 Headings. Headings are used in this Agreement for the purpose of organization only and do not constitute terms of the Agreement. The words "herein," "hereof "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular subdivision unless otherwise expressly indicated.

           7.7 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law unless the provision held to be illegal, invalid or unenforceable is so fundamental to the sense of this Agreement that its illegality, invalidity or unenforceability would make the enforceability of the remainder unreasonable.

           7.8 Entire Agreement. This Agreement sets forth the entire, final and exclusive agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous writings and discussions between the parties pertaining hereto.

     7.9 No Oral Modifications. This Agreement may be amended or modified --------------------- only by a written instrument signed by proper and duly authorized representatives of both parties.

     7.10 Counterparts. This Agreement may be executed in any number of ------------ counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument .

          In witness whereof the parties hereto have entered into this Agreement on the date first above written.



DSI DATOTECH SYSTEMS INC.





By: /s/Edward C. Pardiak

Name: EDWARD C. PARDIAK

Title:         CHAIRMAN






NETFACE, LLC




By: /s/ Gerard E. Munera

Name:  GERARD E. MUNERA

Title:         MANAGING PARTNER

Exhibit A to Option Agreement




                                            EXCLUSIVE LICENSE AGREEMENT


          AGREEMENT made this ____ day of _____, 2001, by and between DSI Datotech Systems, Inc., a Vancouver corporation, having its principal offices at 525 Seymour Street, Suite 712, Vancouver BC, Canada V6B 3H7 (hereinafter referred to as the "Licensor" or "Datotech"), and NetFace, LLC, a Connecticut corporation, having its principal offices at 16 Old Mill Road, Greenwich, Connecticut 06830--3345 (hereinafter referred to as the "Licensee" or "NetFace.")


                                                   WITNESSETH :
                                                   ----------

          WHEREAS, Datotech is the owner of the Technology and Existing Proprietary Property as hereinafter defined;
          WHEREAS, pursuant to the Option Agreement dated as of June 28th, 2000, by and between Datotech and NetFace (the "Option Agreement"), NetFace was granted the option to enter into an exclusive license agreement to acquire the exclusive rights to exploit the Technology and the Existing Proprietary Property for Licensed Items within the Territory as hereinafter defined; an
          WHEREAS, as of the date hereof, NetFace has exercised the option granted to NetFace pursuant to the Option Agreement and has paid the Option Price (as defined in the Option Agreement) to Datotech;
          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration from each to the other, the receipt and sufficiency of which is hereby acknowledged by both parties, it is hereby agreed as follows:


                                                     ARTICLE 1

                                                    Definitions

     1.1 Definitions. The following terms used in this License Agreement ----------- (the "Agreement") shall have the meanings set forth below: (a) "Existing Proprietary Property" shall mean all intellectual property rights in the Technology, including without limitation, (i) any and all patent applications filed worldwide based upon the Technology, including any and all continuations, divisions and continuations-in-part thereof, and all patents, inventor's certificates, utility models and the like issuing therefrom worldwide, including any and all re-examinations, reissues, renewals and extensions thereof, (ii) any copyrightable or copyrighted works based upon the Technology, including computer software and computer programs, (iii) any confidential or proprietary know-how and information regarding the Technology,

(iv) any trademarks and trade names associated with the Technology, whether or not registered, and (v) all fixed representations, hard copies, hardware, computer-readable media and other tangible implementation of the Technology (collectively, the "Proprietary Property"), patent rights, copyrights, trademarks and trade secret rights. "Existing Proprietary Property" shall also include patent rights in the Technology that are pending as of the date hereof.

     (b) "License Agreement" shall mean this License Agreement by and between Datotech, as Licensor, and NetFace, as Licensee.

                   (c) "Licensed Items" shall mean the interface for personal computer games, console games and Internet Television, in which the technology might be utilized pursuant to the execution by the parties herein of this License Agreement.

     (d) "Option Agreement" has the meaning set forth in the second recital hereof.

          (e) "purchase Price" shall mean $5 Million US dollars payable by NetFace to Datotech upon the signing of this Agreement, less the above amount of $200,000 US Dollars paid to Datotech within the terms of the Option Agreement, in addition to the granting by NetFace to Datotech a twenty percent (20%) Class B Membership Interest in NetFace; said 20%interest may be diluted only after a) an IPO for Netface has been successfully concluded or b) a period of three years has elapsed following the date of execution of the Licensing Agreement, which ever occurs first. Datotech shall acquire such Membership Interest by signing a copy of the NetFace Operating Agreement at the time of execution of the Licensing Agreement, thereby agreeing to be bound by its provisions.

                     (f) "Technology" shall mean Datotech's proprietary gesture recognition technology ("GRT") system comprising multiple-touch sensors and related hardware, gesture recognition algorithms and software, and user interface designs for mapping gestures to control electronic devices, as well as alterations, improvements, modifications and derivatives to the Technology described herein as well as all related software, documentation and other materials, embodying GRT heretofore or hereafter created or developed by Datotech.
           (g)     "Territory" shall mean all major markets worldwide.

     (h) "Third-Party Licenses" shall mean sub--licenses granted by NetFace to third parties pursuant to the licenses and rights granted to NetFace by Datotech in accordance with this Agreement. "Third--Party Licensees" shall mean those parties to whom Third--Party Licensees are granted pursuant hereto.


                                                     ARTICLE 2

                                                   License Grant


     2.1  License  to  Exercise  Rights.  In  consideration  of the  payment  to
--------------------------

Datotech of the Purchase Price, Datotech hereby grants to NetFace the perpetual, royalty-free, sole and exclusive divisible and assignable license to commercially exploit the Technology and the rights constituting the Existing Proprietary Property for the Licensed Items subject to all of the terms, conditions and restrictions contained in this Agreement. The rights granted hereunder include, without limitation, the marketing, use, sale and distribution of the Technology and the rights constituting the Existing proprietary Property for Licensed Items.
          2.2 Authority to Sublicense. Subject to all of the terms, conditions and restrictions contained herein, Datotech hereby grants NetFace the authority to sublicense the exercise of the rights specified in Section 2.1 above. Datotech will play an active role in all negotiations for sublicensing agreements.

     2.3. Reservations. Datotech retains all rights except those granted ------------ above in sections 2.1 and 2.2. Without limiting the generality of the foregoing sentence, Datotech retains title to the Technology and the Existing Proprietary Property.


                                                     ARTICLE 3

                                                   Improvements


          3.1 Datotech Improvements. NetFace acknowledges and agrees that Datotech shall retain exclusive ownership of any and all improvements to the Technology during the term of this Agreement as well as after this Agreement is terminated regardless of the cause or method of termination.
          3.2 NetFace Improvements. Datotech acknowledges and agrees that NetFace shall retain ownership of any and all improvements made by Netface. Datotech also acknowledges and agrees that NetFace shall retain exclusive ownership of such improvements after the termination of this Agreement regardless of the cause or method of termination.


                                                     ARTICLE 4
                                          NetFace Rights and Obligations

           4.1 Confidentiality of Disclosures to Third Parties. NetFace may disclose any portion of the Technology, the Existing Proprietary Property, and the improvements to a third party only pursuant to a written agreement between NetFace and any third-party, approved by Datotech, obligating such third party to secrecy regarding the disclosure. NetFace acknowledges and agrees that, because of the nature of the property rights involved in this Agreement, any breach of NetFace's obligations under this Section 4.1 shall cause immediate, irreparable injury to Datotech; therefore, NetFace agrees and acknowledges that Datotech shall be entitled, in addition to its other rights and remedies at law and in equity, to seek temporary, preliminary and/or permanent injunctions in the event an unauthorized disclosure is made or appears to be imminent. NetFace's duty of confidentiality shall survive the termination of this Agreement regardless of the cause or method of termination.
          4.2 Disclosure of Improvements. From time to time, throughout the duration of this Agreement, Datotech shall be affirmatively obligated to disclose the nature of any and all improvements to the Technology for Licensed Items to NetFace so as to keep NetFace as current as is practicable regarding the Technology. Datotech shall also disclose any and all improvements to the Technology for Licensed Items to prospective Third-Party Licensees as well as participate in meetings and presentations with prospective Third-Party Licensees to assist in the integration of the Technology into the Licensed Items. Datotech shall cooperate with NetFace and prospective Third-- Party Licensees by providing, at no cost, all required disclosures and assistance in order to integrate the Technology into the Licensed Items, including but not limited to, hardware and software for demonstrations and simulations. The form of such disclosures shall be decided by mutual agreement between the parties on a case--by-case basis. Datotech and NetFace shall each bear their own expenses resulting from such meetings, presentations or any disclosures required pursuant to this Section 4.2. The costs of any subsequent development by Datotech at NetFace request of any hardware and software for a specific application shall be borne by NetFace.
          4.3 Reporting. NetFace shall provide to Datotech written reports on an annual basis, no later than March lst of the subsequent year. Such reports shall detail NetFace's exploitation, licensing and sublicensing activities and shall include a report of all related revenues received and expenses incurred for the same quarter. Such reports shall also (a) detail NetFace's intellectual property protection activities and expenses under Section 6.1 hereof for the immediately preceding quarter; (b) include a status report on the condition of all worldwide intellectual property rights related to the Technology; and (c) include a report of all strategy and planning for intellectual property protection activities for the upcoming quarter.


                                                     ARTICLE 5

                                          Datotech Rights and Obligations


          5.1 Rights to Licensed Items Technology Datotech represents, warrants and covenants that Datotech is the owner of the Existing proprietary Property and has the exclusive right and license for the use of the Technology together with the right to sub-license to others, manufacture, distribute and sell the Technology in connection with the Licensed Items. Datotech shall provide all disclosures and assistance to NetFace and Third--Party Licensees, at no cost, in order to integrate the Technology into the licensed Items.
          5.2 Rights of first refusal for other items and/or technologies. Datotech hereby grants to NetFace upon the signing of this Licensing Agreement, a sixty (60) day right of first refusal for the licensing of any item and/or technology not included in the present agreement and that Datotech intends to license to a third party, with the exception of "banking and financial transactions" . If NetFace does not exercise its right of first refusal within sixty (60) days of written notice to Datotech of the terms on which it proposes to license such item and/or technology to a third party, and if Datotech then licenses such item and/or technology to a third party on the terms offered to NetFace within six (6) months of the expiration of NetFace's right of first refusal, then NetFace shall have no right to this item and/or technology and/or any related technical information, know how, trade secrets, proprietary business information, engineering information, invention, results of experiments, testing and/or prototypes.


                                                     ARTICLE 6

                                    Protection of Intellectual Property Rights


         6.1 Authorization to NetFace to File for Intellectual Property Protection In the Territory. Subject to the provisions of Section 2.3, Article 4, Section 6.4, Section 7.1 hereof and all of the other terms and conditions contained herein, NetFace shall have the authority but not the obligation, with the consent of Datotech, to take actions in the Territory on behalf of Datotech such as filing patent applications and seeking registrations of copyrights for the purpose of securing and protecting intellectual property rights for Datotech in the Technology and the improvements thereto. The authority granted in this
Section 6.1 may not be assigned, delegated or sublicensed. NetFace shall bear the expense of all of its activities under this Section 6.1 including the payment of attorney fees, patent issuance and maintenance fees, copyright and
trademark   registration   fees  and  other  similar  fees  and  expenses  where
applicable.
          6.2 Actions Not Taken by NetFace. In the event Datotech, in its sole discretion, deems it necessary or beneficial to take a specific action that NetFace has not taken somewhere in the Territory to protect or maintain any or all of the intellectual property rights discussed in Section 6.1 hereof, it may notify NetFace of its intention in writing. Upon receipt of such notice, NetFace shall respond to Datotech within fifteen (15) calendar days indicating whether NetFace chooses to take the action requested. If NetFace fails to respond within such time period, or if NetFace responds indicating that it chooses not to undertake the requested action, then in that event Datotech may take the action independently, bearing the cost of the action. In such case, the intellectual property right or rights resulting from or saved by Datotech's action, if any, shall automatically cease to be within the scope of the license rights granted to NetFace in Sections 2.1 and 2~2 hereof.
          6.3 Assistance and cooperation in Protecting Intellectual Property. Both parties, including their employees and affiliates, shall be obligated to assist and cooperate with each other in securing the legal protection of any and all intellectual property rights under Sections 6.1 and 6.2 above.

     6.4 Acts or Omissions Harmful to Intellectual Property. NetFace shall -------------------------------------------------- take no action, nor shall it omit to take any action, if the effect of such act or omission would be to harm any or all of Datotech's then-existing intellectual property rights.

                                                     ARTICLE 7

                                                    Disclaimers


          7.1 No Representations Regarding Technology or Intellectual Property. Datotech makes no representations about and disclaims all warranties, express or implied, about the Technology, the Existing Proprietary Property, and any improvements thereto. Without limiting the generality of the foregoing, Datotech disclaims any express or implied warranties regarding the following:

     (a) the fitness, usefulness, efficiency or profitability of the Technology, the Existing Proprietary Property, the improvements thereto or any of the rights granted herein;

     (b) the validity or scope of any intellectual property rights; and

                   (c) that anything made, used or sold based on or deriving from the Technology or any of the rights licensed herein will be free from infringement of third party rights.


                                                     ARTICLE 9

     Tern; Termination for Cause and Survival of Certain Provisions


          8.1 Term. The term of this Agreement shall commence on the date hereof and shall continue indefinitely unless terminated pursuant to the provisions of this Agreement.
          8.2 Termination for Cause. Upon a breach by NetFace of any of its obligations hereunder, Datotech may terminate this Agreement upon sixty (60) calendar days advance written notice to NetFace describing the grounds for termination; however, such termination shall not occur if NetFace conclusively demonstrates to Datotech's satisfaction before the end of such sixty (60) calendar days that the breach has been cured.
          8.3 Survival The rights and obligations contained in the following Sections shall survive termination of this Agreement regardless of the method or timing of its termination: 2.3, 3.1, 3.2, 4.1, 6.3, and 7.1.
          8.4 Return of Existing Proprietary Property. If this Agreement shall be terminated, NetFace shall return to Datotech all technical data, know--how, confidential information and trade secrets so far as any of them consists of written materials, prints and other tangible items which either bear a stamp "confidential" or "confidential information" thereon or are designated in any other way by Datotech, whether orally or in writing, as confidential information. For purposes of this Agreement, all Technology as utilized in the Licensed Items shall be classified as confidential information.


                                                     ARTICLE 9

                                                   Miscellaneous


          9.1 Assignability. This Agreement shall not be assignable by either party in whole or in part except upon the written and signed consent of the other party, which shall not be unreasonably withheld.
          9.2      Binding Effect. Subject to the restrictions on assignability
                   --------------
contained herein, this Agreement is binding on and inure to the benefit of the parties and their respective authorized successors and assigns.
          9.3      Further Assurances. NetFace agrees to execute and deliver any
                   ------------------
additional documents and instruments and perform any additional acts that may be necessary or appropriate to comply with its obligations hereunder.
           9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada as to all matters of interpretation, performance, remedies and enforceability. The parties hereto hereby irrevocably submit to the jurisdiction of the Supreme Court of British Columbia, Canada, over any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect to any action or proceeding may be heard and determined in such Supreme Court. The parties hereto irrevocably consent to the service of any and all process in any such action or processing by the certified mailing with return receipt of copies of such process to their address specified in this Agreement. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and nay be enforced in any other jurisdiction by suit on the judgment or any other manner provided by law. The parties hereto waive any objection to venue in such state and any objection to an action or proceeding in such state on the basis of forum non convenience.
           9.5 Notice. All notices, requests or consents provided for or permitted under this Agreement must be in writing and must be given either by sending the writing in the mail addressed to the recipient, postage paid, registered or certified mail, return receipt requested, which shall be effective upon receipt, or by delivering the writing to the recipient in person, by courier or by facsimile transmission to the address specified below:
If to the Licensor:

                             DSI Datotech Systems, Inc.,
                             525 Seymour Street, Suite 712,
                             Vancouver BC, Canada V6B 3H7
                             Attention:  ________________, Chairman

With a copy to:

   If to the Licensee:

                             NetFace, LLC
                             16 Old Mill Road
                             Greenwich, Connecticut 06830--3345
                             Attention:  Gerard E. Munera

With a copy to:

                             David I. Faust, Esq.
                             Faust Rabbach & Oppenheim, LLP
                               488 Madison Avenue
                            New York, New York 10022


          9.6 Headings and Certain Words. Headings are used in this Agreement for the purpose of organization only and do not constitute terms of the Agreement. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular subdivision unless otherwise expressly indicated.
          9.7 Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law unless the provision held to be illegal, invalid or unenforceable is so fundamental to the sense of this Agreement that its illegality, invalidity or unenforceability would make the enforceability of the remainder unreasonable.
            9.8 Entire Agreement. This Agreement sets forth the entire, final and exclusive agreement and understanding between the parties as to the subject matter hereof and supersedes all prior and contemporaneous writings and discussions between the parties pertaining hereto.

     9.9 No Oral Modification. This Agreement may be amended or modified -------------------- only by a written instrument signed by proper and duly authorized representatives of both parties.

          9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.


          In witness whereof, the parties have caused this Agreement to be duly executed on the date first set forth above.

         NETFACE, LLC                            DATOTECH SYSTEMS INC.

Title:                                   Title:
      -------------------------                ---------------------------

By:                                      By:
     --------------------------                ----------------------------


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